--------------------------------------------------------------------------------
[GRAPHIC OMITTED]                                                   Exhibit 99.1

O C W E N
                                                  Ocwen Financial Corporation(R)
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                  FOR FURTHER INFORMATION CONTACT:
                                       Robert J. Leist, Jr.
                                       Vice President & Chief Accounting Officer
                                       T: (561) 682-7958
                                       E: rleist@ocwen.com
                                          ----------------

                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                         FOURTH QUARTER AND 2001 RESULTS

West Palm Beach, FL - (February 12, 2002) Ocwen Financial Corporation (NYSE:
OCN) today reported a pre-tax loss in the fourth quarter of 2001 of $(6.8) million. This was an improvement from pre-tax losses in the prior quarters of 2001 consisting of $(7.9) million in the third quarter, $(10.9) in the second quarter and $(19.9) million in the first quarter. The Company reported a net loss* of $(6.9) million or $(0.10) per share for the fourth quarter of 2001, as compared to net income of $9.4 million, or $0.14 per share in the 2000 fourth quarter. For the year ended December 31, 2001, the Company reported a net loss of $(124.8) million or $(1.86) per share as compared to net income of $2.2 million or $0.03 per share for the year ended December 31, 2000. Full year 2001 results included a non-cash provision to increase the valuation allowance for the Company's deferred tax asset of $83 million, as compared to $17.5 million in 2000.

Chairman and CEO William C. Erbey stated, "We continue to make progress in the execution of our strategic plan.

o Our Residential Loan Servicing business doubled and now services over 303 thousand loans with an aggregate unpaid principal balance (UPB) of $21.9 billion at year-end as compared to just over 164 thousand loans and UPB of $10.5 billion a year ago. Pre-tax income rose by 77% in 2001 to $34.6 million vs. $19.6 million in 2000, and margins improved, as pre-tax income grew to 34% of revenue in 2001 as compared to 25% in 2000. 2001 also marked the implementation of our REALServicing residential mortgage servicing system, a significant factor for our recent growth.
o Primarily as a result of the growth in Servicing and cost reductions in Ocwen Technology Xchange(R) (OTX), the combined results of our core fee businesses were profitable for the third consecutive quarter.
o During 2001, we made substantial progress in reducing our exposure to non-core assets. During the fourth quarter, we reduced our assets remaining to be sold by $147 million bringing the balance of these assets to $539 million as of December 31, 2001, a reduction of $555 million or 51% from $1,094 million at December 31, 2000.
o The volume of orders processed on REALTrans, our web-based mortgage origination transaction system, grew by approximately 30% in the fourth quarter of 2001 over the third quarter, while total transaction volume in 2001 grew by 89% over annual volume in 2000.
o We also made progress in reducing our operating expenses. Our Servicing business has achieved a 20% unit cost reduction in the fourth quarter of 2001 as compared to the same period in 2000. In our other operations, after adjusting for non-cash charges to reserves and certain non-recurring items in both periods, operating expenses decreased by $17 million, or 13% in the year 2001 as compared to 2000.

As we have noted in the past, our focus on accelerating the disposition of our remaining non-core assets means that near term earnings pressures may continue. We believe that our equity of $379 million and cash and equivalents of $261 million provide us with the requisite financial strength and liquidity to achieve our objectives."

The Servicing business reported pre-tax income for the fourth quarter of 2001 of $8.5 million vs. $6 million in the 2000 fourth quarter, an increase of 42%. On a full year basis, Servicing reported pre-tax income of $34.6 million compared to $19.6 million in 2000, an increase of 77%. The UPB balance of loans serviced for others grew to $21.9 billion as of December 31, 2001 compared to $10.5 billion as of December 31, 2000.


* Net loss includes an extraordinary loss of $44 thousand on repurchases of debt which is not included in pre-tax income.

Ocwen Financial Corporation
Fourth Quarter Results
February 12, 2002



Pre-tax losses at OTX were $(7.1) million in the 2001 fourth quarter compared to $(8.9) million in the same period of 2000. The improvement in the fourth quarter of 2001 is primarily due to cost reduction initiatives undertaken earlier in 2001. For the year ended December 31, 2001, pre-tax losses amounted to $(36.4) million vs. $(34) million in 2000. The full year increase in losses in 2001 compared to 2000 primarily reflects $4.7 million of pre-tax costs in the first quarter of 2001 associated with one time events, including a payment related to the acquisition of an OTX subsidiary in 1998.

The Residential Discount Loan business recorded a pre-tax loss of $(1.5) million in the 2001 fourth quarter, as compared to income of $2.4 million in the 2000 fourth quarter. The amount of loans and REO remaining on the books at December 31, 2001 totaled $53.8 million, down $221.8 million or 80% from December 31, 2000. Reserve coverage on the remaining balances remain at the highest level ever recorded by the Company.

Pre-tax losses for the fourth quarter of 2001 in the Commercial Loan business amounted to $(2.3) million, as compared to pre-tax income of $4.8 million in the 2000 fourth quarter. 2001 results reflect additional loss reserves of $4 million provided during the fourth quarter. Total commercial loans, investments in real estate and REO in both the Commercial Loan and Commercial Real Estate businesses totaled $354 million at December 31, 2001, reduced by $261 million or 42% from December 31, 2000.

The Unsecured Collections business posted pre-tax income of $ 0.6 million in the fourth quarter of 2001 vs. a pre-tax loss of $(3.8) million in the 2000 fourth quarter. For the year 2001, pre-tax losses were $(5) million as compared to $(14.4) million in 2000. This business has been accounted for on a cost recovery basis, recording diminishing losses in 2001 as the remaining assets were either collected or reserved. At December 31, 2001, the net book value of unsecured collection receivables had been reduced to zero.

The Affordable Housing business posted a pre-tax loss of $(8.6) million in the 2001 fourth quarter compared to a loss of $(8.1) million in the 2000 fourth quarter. Affordable Housing results in 2001 include additional non-cash reserves of approximately $4.5 million during the fourth quarter reflecting revisions in completion cost estimates as well as modifications to projected sales results. Of the remaining properties of $102.1 million in this business, $54.7 million are subject to sales contracts although they have not yet satisfied all of the accounting criteria for sales treatment.

Results in the inactive Subprime Lending business reflected pre-tax income of $5.1 million for the 2001 fourth quarter, primarily due to trading gains of $5 million on the portfolio of subprime residual trading securities. For the year 2001, the unit reported pre-tax income of $13.5 million compared to a loss of $(24.5) million in the year 2000. The Company's total portfolio of non-investment grade securities, which consists largely of subprime residuals, was reduced to $65 million at December 31, 2001 as compared to $112.6 million at December 31, 2000.

Fourth quarter 2001 results reflected an extraordinary loss of $(44) thousand reflecting the repurchase of $8.8 million face value of debt as compared to extraordinary gains of $10 million in the 2000 fourth quarter. The 2000 fourth quarter results include the successful tender offer for the 11 1/2% redeemable notes issued by Ocwen Asset Investment Corp. For the year ended December 31, 2001, the Company reported extraordinary gains on debt repurchases of $2.4 million as compared to $18.7 million in 2000. While the Company has reduced the volume of these transactions in recent quarters in light of current pricing levels, it continues to evaluate additional debt repurchases.

The Company did not record income tax expense or benefit in the fourth quarter of 2001. Income tax expense for the fourth quarter of 2000 included a non-cash provision of $17.5 million to increase the Company's valuation allowance on its deferred tax asset. For the year ended December 31, 2001, the company recorded $83 million of such provisions, as compared to $17.5 million in 2000. The Company's remaining deferred tax asset has a net book value of $8.4 million.

Ocwen Financial Corporation is a financial services company headquartered in West Palm Beach, Florida. The Company's primary business is the servicing and special servicing of nonconforming, subperforming and nonperforming residential and commercial mortgage loans. Ocwen also specializes in the development of related loan servicing technology and software for the mortgage and real estate industries. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

Ocwen Financial Corporation
Fourth Quarter Results
February 12, 2002



Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology such as "continue," "will," "believe," "estimate," "largely," "further," "near term," "achieve," "project," "future," "realize," future or conditional verb tenses, similar terms, variations on such terms or negatives of such terms. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of factors, including changes in market conditions as they exist on the date hereof, applicable economic environments, government fiscal and monetary policies, prevailing interest or currency exchange rates, effectiveness of interest rate, currency and other hedging strategies, laws and regulations affecting financial institutions and real estate operations (including regulatory fees, capital requirements, income and property taxation and environmental compliance), uncertainty of foreign laws and potential political issues related to operations outside of the USA, competitive products, pricing and conditions, credit, prepayment, basis, default, subordination and asset/liability risks, loan servicing effectiveness, the ability to identify acquisitions and investment opportunities meeting OCN's investment strategy, satisfaction or fulfillment of agreed upon terms and conditions of closing or performance, timing of transaction closings, software integration, development and licensing effectiveness, change or damage to the Company's computer equipment and the information stored in its data centers, availability of adequate and timely sources of liquidity, dependence on existing sources of funding, ability to repay or refinance indebtedness (at maturity or upon acceleration), availability of servicing rights for purchase, size of, nature of and yields available with respect to the secondary market for mortgage loans, financial, securities and securitization markets in general, allowances for loan losses, geographic concentrations of assets, changes in real estate conditions (including valuation, revenues and competing properties), adequacy of insurance coverage in the event of a loss, the market prices of the common stock of OCN, other factors generally understood to affect the real estate acquisition, mortgage, servicing and leasing markets, securities investments and the software and technologies industries, and other risks detailed from time to time in OCN's reports and filings with the Securities and Exchange Commission, including its periodic reports on Forms 8-K, 10-Q and 10-K, including Exhibit 99.1 attached to OCN's Form 10-K for the year ended December 31, 2000.

Ocwen Financial Corporation
Fourth Quarter Results
February 12, 2002

INTEREST INCOME AND EXPENSE

                                                                             Three Months              Twelve Months
                                                                        ----------------------    ----------------------
For the periods ended December 31,                                         2001         2000         2001         2000
--------------------------------------------------------------------    ---------    ---------    ---------    ---------
(Dollars in thousands)
INTEREST INCOME:
  Federal funds sold and repurchase agreements .....................    $   1,288    $   3,582    $   7,328    $   8,700
  Trading securities ...............................................        4,391        8,199       18,865        8,199
  Securities available for sale ....................................           --           --           --       42,508
  Loans available for sale .........................................           87          300          526        2,474
  Investment securities and other ..................................          105          320          743        1,501
  Loan portfolio ...................................................        1,727        6,631        6,807       20,586
  Match funded loans and securities ................................        2,470        2,148       10,345       11,022
  Discount loan portfolio ..........................................        4,674       19,804       38,757       89,826
                                                                        ---------    ---------    ---------    ---------
                                                                           14,742       40,984       83,371      184,816
                                                                        ---------    ---------    ---------    ---------
INTEREST EXPENSE:
  Deposits .........................................................       11,800       22,893       59,967       98,224
  Securities sold under agreements to repurchase ...................          283           43          529       10,729
  Bonds - match funded agreements ..................................        1,216        2,390        7,315       11,484
  Obligations outstanding under lines of credit ....................        1,184        2,098        5,511       13,881
  Notes, debentures and other interest bearing obligations .........        4,931        8,175       20,007       34,772
                                                                        ---------    ---------    ---------    ---------
                                                                           19,414       35,599       93,329      169,090
                                                                        ---------    ---------    ---------    ---------
  Net interest income (expense) before provision for loan losses ...    $  (4,672)   $   5,385    $  (9,958)   $  15,726
                                                                        =========    =========    =========    =========

PRE-TAX INCOME (LOSS) BY BUSINESS SEGMENT

                                                                             Three Months              Twelve Months
                                                                        ----------------------    ----------------------
For the periods ended December 31,                                         2001         2000         2001         2000
--------------------------------------------------------------------    ---------    ---------    ---------    ---------
(Dollars in thousands)
Residential Loan Servicing..........................................    $   8,518    $   5,959    $  34,591    $  19,609
OTX.................................................................       (7,072)      (8,947)     (36,392)     (33,951)
Ocwen Realty Advisors...............................................          516          (82)         944          (86)
Unsecured Collections...............................................          609       (3,755)      (5,020)     (14,398)
Residential Discount Loans..........................................       (1,503)       2,436       (4,396)      21,154
Commercial Loans....................................................       (2,319)       4,794      (22,236)         648
Affordable Housing..................................................       (8,635)      (8,129)     (29,917)     (23,664)
Commercial Real Estate..............................................         (243)      (3,125)       1,222       16,530
Subprime Residential Lending........................................        5,112       (3,985)      13,549      (24,532)
Corporate Items and Other...........................................       (1,832)      29,243        2,098       30,126
                                                                        ---------    ---------    ---------    ---------
                                                                        $  (6,849)   $  14,409    $ (45,557)   $  (8,564)
                                                                        =========    =========    =========    =========

NON-CORE ASSETS

         The following table presents a summary of the Company's non-core assets that remain to be sold. This table excludes assets subject to completed sale transactions that have not met accounting criteria for sales treatment.

                                                     December 31,   December 31,
                                                         2001           2000
                                                      ----------     ----------
(Dollars in thousands)
Total loans ......................................    $  185,292     $  640,052
Total investments in real estate .................       130,314        145,431
Real estate owned, net ...........................       110,465        146,419
Residual and subordinate trading securities ......        65,058        112,647
Affordable Housing properties ....................        47,381         49,602
                                                      ----------     ----------
     Total non-core assets to be sold ............    $  538,510     $1,094,151
                                                      ==========     ==========

Ocwen Financial Corporation
Fourth Quarter Results
February 12, 2002

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except share data)

                                                                             Three Months                   Twelve Months
                                                                     ----------------------------    ----------------------------
For the periods ended December 31,                                       2001            2000            2001            2000
                                                                     ------------    ------------    ------------    ------------
NET INTEREST INCOME:
  Income .........................................................   $     14,742    $     40,984    $     83,371    $    184,816
  Expense ........................................................         19,414          35,599          93,329         169,090
                                                                     ------------    ------------    ------------    ------------
  Net interest income (expense) before provision for loan losses..         (4,672)          5,385          (9,958)         15,726
  Provision for loan losses ......................................         (2,363)          2,573          15,666          15,177
                                                                     ------------    ------------    ------------    ------------
  Net interest income (expense) after provision for loan losses...         (2,309)          2,812         (25,624)            549
                                                                     ------------    ------------    ------------    ------------

NON-INTEREST INCOME:
  Servicing and other fees .......................................         33,788          25,037         134,597          97,080
  Gain (loss) on interest earning assets, net ....................           (689)            (92)         (3,949)         17,625
  Gain (loss) on trading and match funded securities, net ........          3,197          (1,565)         16,330          (3,971)
  Impairment charges on securities available for sale ............             --              --              --         (11,597)
  Gain (loss) on real estate owned, net ..........................         (5,452)            856          (9,256)        (14,904)
  Gain (loss) on other non interest earning assets, net ..........           (122)         23,653          (1,054)         45,517
  Net operating gains (losses) on investments in real estate .....          3,513           3,685           5,581          27,579
  Amortization of excess of net assets acquired over purchase
    price ........................................................          4,583           5,325          18,333          14,112
  Other income ...................................................          2,289           2,911           8,759           6,084
                                                                     ------------    ------------    ------------    ------------
                                                                           41,107          59,810         169,341         177,525
                                                                     ------------    ------------    ------------    ------------

NON-INTEREST EXPENSE:
  Compensation and employee benefits .............................         21,139          21,971          84,914          83,086
  Occupancy and equipment ........................................          2,255           2,649          11,577          12,005
  Technology and communication costs .............................          5,389           6,157          26,768          23,876
  Loan expenses ..................................................          4,549           2,550          15,811          13,051
  Net operating losses on certain affordable housing properties ..          4,757           3,901          16,580           9,931
  Amortization of excess of purchase price over net assets
    acquired .....................................................            778             778           3,112           3,124
  Professional services and regulatory fees ......................          3,118           3,814          14,749          12,829
  Other operating expenses .......................................          2,148           3,571           8,935          12,107
                                                                     ------------    ------------    ------------    ------------
                                                                           44,133          45,391         182,446         170,009
                                                                     ------------    ------------    ------------    ------------
Distributions on Company-obligated, mandatorily redeemable
    securities of subsidiary trust holding solely junior
    subordinated debentures of the Company .......................          1,718           2,538           7,132          11,380
Equity in income (losses) of investments in unconsolidated
    entities .....................................................            204            (284)            304          (5,249)
                                                                     ------------    ------------    ------------    ------------
Income (loss) before income taxes and extraordinary item .........         (6,849)         14,409         (45,557)         (8,564)

Income tax expense (benefit) .....................................             --          15,079          81,587           7,957
                                                                     ------------    ------------    ------------    ------------
Income (loss) before extraordinary item ..........................         (6,849)           (670)       (127,144)        (16,521)
Extraordinary gain (loss) on repurchase of debt, net of taxes ....            (44)         10,039           2,362          18,713
                                                                     ------------    ------------    ------------    ------------
Net income (loss) ................................................   $     (6,893)   $      9,369    $   (124,782)   $      2,192
                                                                     ============    ============    ============    ============

EARNINGS (LOSS) PER SHARE:
  Basic:
    Loss before extraordinary gain (loss) ........................   $      (0.10)   $      (0.01)   $      (1.89)   $      (0.25)
    Extraordinary gain (loss) ....................................             --            0.15            0.03            0.28
                                                                     ------------    ------------    ------------    ------------
    Net income (loss) ............................................   $      (0.10)   $       0.14    $      (1.86)   $       0.03
                                                                     ============    ============    ============    ============

  Diluted:
    Loss before extraordinary gain (loss) ........................   $      (0.10)   $      (0.01)   $      (1.89)   $      (0.25)
    Extraordinary gain (loss) ....................................             --            0.15            0.03            0.28
                                                                     ------------    ------------    ------------    ------------
    Net income (loss) ............................................   $      (0.10)   $       0.14    $      (1.86)   $       0.03
                                                                     ============    ============    ============    ============
Weighted average common shares outstanding:
  Basic ..........................................................     67,288,168      67,152,363      67,227,058      67,427,662
                                                                     ============    ============    ============    ============
  Diluted ........................................................     67,288,168      67,183,316      67,227,058      67,464,043
                                                                     ============    ============    ============    ============

Ocwen Financial Corporation
Fourth Quarter Results
February 12, 2002

                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Dollars in thousands, except share data)

                                                                                     December 31, 2001    December 31, 2000
                                                                                     -----------------    -----------------
ASSETS
Cash and amounts due from depository institutions ...................................   $    23,076          $    18,749
Interest earning deposits ...........................................................       111,579              134,987
Federal funds sold and repurchase agreements ........................................       126,000                   --
Trading securities, at fair value:
  Collateralized mortgage obligations (AAA-rated) ...................................       161,191              277,595
  Subordinates, residuals and other securities ......................................        65,058              112,647
Loans available for sale, at lower of cost or market ................................         1,040               10,610
Real estate held for sale ...........................................................        13,418               22,670
Investment in real estate ...........................................................       116,896              122,761
Affordable housing properties .......................................................       102,069              142,812
Investment securities, at cost ......................................................         4,659               13,257
Loan portfolio, net .................................................................        64,925               93,414
Discount loan portfolio, net ........................................................       119,327              536,028
Match funded assets .................................................................       174,351              116,987
Investments in unconsolidated entities ..............................................         1,067                  430
Real estate owned, net ..............................................................       110,465              146,419
Premises and equipment, net .........................................................        44,589               43,152
Income taxes receivable .............................................................        20,842               30,261
Deferred tax asset, net .............................................................         8,411               95,991
Advances on loans and loans serviced for others .....................................       283,183              227,055
Mortgage servicing rights ...........................................................       101,107               51,426
Other assets ........................................................................        57,897               52,169
                                                                                        -----------          -----------
                                                                                        $ 1,711,150          $ 2,249,420
                                                                                        ===========          ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
  LIABILITIES
  Deposits ..........................................................................   $   656,878          $ 1,202,044
  Escrow deposits on loans and loans serviced for others ............................        73,565               56,316
  Securities sold under agreements to repurchase ....................................        79,405                   --
  Bonds - match funded agreements ...................................................       156,908              107,050
  Obligations outstanding under lines of credit .....................................        84,304               32,933
  Notes, debentures and other interest bearing obligations ..........................       160,305              173,330
  Accrued interest payable ..........................................................        12,836               22,096
  Excess of net assets acquired over purchase price .................................        18,333               36,665
  Accrued expenses, payables and other liabilities ..................................        28,351               36,030
                                                                                        -----------          -----------
     Total liabilities ..............................................................     1,270,885            1,666,464
                                                                                        -----------          -----------

  Company-obligated, mandatorily redeemable securities of subsidiary trust holding
     solely junior subordinated debentures of the Company ...........................        61,159               79,530

  STOCKHOLDERS' EQUITY

   Preferred stock, $.01 par value; 20,000,000 shares authorized; 0 shares issued and
     outstanding ....................................................................            --                   --
   Common stock, $.01 par value; 200,000,000 shares authorized; 67,289,313 and
     67,152,363 shares issued and outstanding at December 31, 2001, and December
     31, 2000, respectively .........................................................           673                  672
   Additional paid-in capital .......................................................       224,142              223,163
   Retained earnings ................................................................       154,413              279,194
   Accumulated other comprehensive (loss) income, net of taxes:
     Net unrealized foreign currency translation (loss) gain ........................          (122)                 397
                                                                                        -----------          -----------
   Total stockholders' equity .......................................................       379,106              503,426
                                                                                        -----------          -----------
                                                                                        $ 1,711,150          $ 2,249,420
                                                                                        ===========          ===========